United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 22, 2008
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21990 (Commission File Number)	13-3679168 (I.R.S. Employer Identification No.)
230 Third Avenue, Waltham, MA 02451
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 547-5900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBITS
EX-10.1 Form of Indemnification Agreement between OXiGENE and its Directors
EX-10.2 OXiGENE, Inc. Amended and Restated Director Compensation Policy
EX-10.3 Separation Agreement between OXiGENE and Dr. Chin dated October 22, 2008
EX-10.4 Amendment No. 3 Employment Agreement, dated October 22, 2008
EX-99.1 Press Release dated October 23, 2008

Introductory Note
     On October 22, 2008, the OXiGENE, Inc. Board of Directors approved several agreements and actions, as described in further detail below. Among those actions were the following:
- appointment of John A. Kollins as Chief Executive Officer and as a director,
- appointment of two new directors as designees of Symphony Capital LLC, pursuant to the Company’s recently announced agreements with Symphony,
- approval of a new Director Compensation Policy, under which (1) compensation to the independent members of the Board of Directors has been reduced by 50% and (2) compensation may now be paid in cash or in the Company’s common stock, at each director’s option, with a goal of conserving the Company’s available cash resources,
- approval of an indemnification agreement between the Company and its directors.
Item 1.01 Entry into a Material Definitive Agreement.
     The disclosure set forth below under Item 5.02 is incorporated herein by reference.
     On October 22, 2008, OXiGENE, Inc. approved a form of indemnification agreement to be entered into with each of its directors, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, in order to provide consistent indemnification arrangements for all directors. The indemnification agreement provides that each director who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was one of the Company’s directors, shall be indemnified by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred in connection with such legal proceedings. A director will not receive indemnification under this agreement if he is found not to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company’s best interests.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a) Not applicable.
(b) and (c) On October 22, 2008, OXiGENE announced that Richard Chin, M.D. has resigned from his positions as the Company’s Chief Executive Officer, President and member of the Board of Directors and that John A. Kollins, who served as the Company’s Senior Vice President and Chief Business Officer from March 2007 to July 2008 and as the Company’s Chief Operating Officer since July 2008, has been appointed as the Company’s Chief Executive Officer.
     Mr. Kollins, 45, has nearly 20 years of pharmaceutical and biotechnology industry experience, specifically in strategic marketing, new product development and business development. Prior to joining OXiGENE, Mr. Kollins had been an independent consultant since February 2005. His clients included GRT Capital Partners, LLC’s health care fund, GRT Health Care, LP, Entelos, Inc., CovX and other private and publicly-held biopharmaceutical companies. From October 2004 until February 2005, he was the Chief Business Officer at CovX Research LLC, a privately-held biopharmaceutical company, of San Diego, CA. Mr. Kollins served as an advisor to CovX and chaired CovX’s external advisory board from 2005 until the sale of the company to Pfizer, announced in December 2007. From January 2003 until January 2004, he served as the Vice President, Business Development at Renovis, Inc., a biopharmaceutical company located in South San Francisco, CA, and was a consultant to Renovis from January 2004 through October 2004. He started his career in the biopharmaceutical industry in 1989 as a Product Manager with Immunex Corporation and subsequently served in marketing and business development roles at Elan Pharmaceuticals, Inc. and Athena Neurosciences, Inc., (acquired by Elan), as well as at SurroMed, Inc., where he served as Vice President, Business

Development. Mr. Kollins graduated from Duke University with a B.S.E. (Mechanical Engineering and Materials Science) degree magna cum laude and earned an M.B.A. with honors from the University of Virginia’s Darden Graduate School of Business.
     Concurrent with Mr. Kollins’ appointment, the Compensation Committee of the Board, consistent with its policies, intends to review Mr. Kollins’ compensation and recommend appropriate changes to the Board of Directors for its consideration and approval.
     The Company has also entered into a separation agreement with Dr. Chin. Pursuant to the separation agreement, Dr. Chin’s employment with OXiGENE ended on October 22, 2008, and he resigned from OXiGENE’s Board effective October 22, 2008. The Separation Agreement provides for a mutual release of claims, known and unknown, and for specified ongoing obligations on Dr. Chin’s part relating to nonsolicitation of Company employees and maintenance of Company confidential information.
(d) On October 22, 2008, OXiGENE’s Board of Directors appointed John A. Kollins, as well as Mark Kessel and Alastair J.J. Wood, M.D., both Managing Directors of Symphony Capital LLC, to serve as members of the Board. Pursuant to the terms of the collaboration between OXiGENE and Symphony Capital LLC, OXiGENE granted Symphony the right to appoint two members to OXiGENE’s Board of Directors.
     Mr. Kessel, 67, a Managing Director of Symphony Capital LLC, co-founded Symphony in 2002 and is widely recognized as the leader in structuring product development investments for the biopharmaceutical industry. Mr. Kessel was formerly the Managing Partner of Shearman & Sterling LLP, with day-to-day operating responsibility for this large international law firm. He received a B.A. with honors in Economics from the City College of New York and a J.D. magna cum laude from Syracuse University College of Law. Mr. Kessel is a director and Chairman of Symphony Icon, Inc., a director of Symphony Dynamo, Inc. and a member of the Development Committee of Symphony Evolution, Inc., all Symphony portfolio companies. In addition, Mr. Kessel is a director and Vice Chairman of the Global Alliance for TB Drug Development, a director of Fondation Santé and a director of the Biotechnology Industry Organization. Mr. Kessel has written on financing for the biotech industry for Nature Reviews Drug Discovery, Nature Biotechnology and other publications, and on issues related to governance and audit committees for such publications as The Wall Street Journal, Financial Times, The Deal and Euromoney.
     Dr. Wood, 62, a Managing Director of Symphony Capital LLC, has worked with Symphony since its inception, initially as Chairman of Symphony’s Clinical Advisory Council, and joined the firm full-time in September 2006 as a Managing Director after completing more than 30 years at Vanderbilt University School of Medicine, most recently as Associate Dean of External Affairs, where he was also Attending Physician and Tenured Professor of Medicine and Pharmacology. Dr. Wood is currently Professor of Medicine (courtesy appointment) and Professor of Pharmacology (courtesy appointment) at Weill Cornell Medical School, appointments served in an unpaid capacity. Dr. Wood has written or co-authored more than 300 scientific papers and won numerous honors including election to the National Academy of Sciences’ Institute of Medicine. He was until 2006 the chairman of the FDA’s Nonprescription Drugs Advisory Committee, and recently chaired the FDA Advisory Committee on Cox-2 inhibitors. He previously served as a member of the Cardiovascular and Renal Advisory Committee of the FDA, and the FDA’s Nonprescription Drugs Advisory Committee. Dr. Wood has been a member of and chaired National Institutes of Health study sections, served on the editorial boards of four major journals, and between 1992 and 2004 was the Drug Therapy Editor of The New England Journal of Medicine. Most recently, he was named to the Board of the Critical Path Institute. He earned his medical degree at the University of St. Andrews. Dr. Wood is a director of Symphony Evolution, Inc. and a member of the Development Committees of Symphony Dynamo, Inc., Symphony Allegro, Inc. and Symphony Icon, Inc., all Symphony portfolio companies.
     Each of Mr. Kollins, Mr. Kessel and Dr. Wood will serve terms concluding at each annual meeting of the Company’s stockholders and will not receive any compensation from the Company in connection with his service as director.
(e) In light of the primary goal of the Company in preserving cash for use in the operation of the Company’s business, the Compensation Committee of the Board of Directors has approved various measures relating to compensation of the non-employee directors of the Company and Mr. Joel-Tomas Citron, the Company’s Chairman of the Board of Directors.
     Effective October 22, 2008, the annual retainer payable to non-employee directors will be reduced from $30,000 to $15,000, the annual retainer for the chairman of each committee of the Board will be reduced from $7,500 to $3,750, and the fees paid for attending each Board meeting and each Board committee meeting will be reduced from $1,500 to $750 and from $1,000 to $500, respectively. All non-employee directors will be strongly encouraged to elect to take their fees for service on the Board and its committees in the form of the Company’s common stock, $0.01 par value per share, rather than in the form of cash, again in order to preserve cash for the operation of the Company’s business.
     In addition, the existing Employment Agreement between the Company and Mr. Citron (the “Agreement”) has been amended to provide that Mr. Citron’s annual base salary will be reduced, effective October 1, 2008, to $100,000 plus reasonable expenses from $200,000 plus reasonable expenses. In addition, the Agreement will not have a fixed term and will be terminable by either party upon notice as specified in the Agreement.
     OXiGENE noted its appreciation of the directors’ willingness to take such measures in order to preserve the Company’s cash for use in operations.
(f) Not applicable.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description

10.1	Form of Indemnification Agreement between OXiGENE and its Directors.

10.2	OXiGENE, Inc. Amended and Restated Director Compensation Policy.

10.3	Separation Agreement between OXiGENE and Dr. Chin dated as of October 22, 2008.

10.4	Amendment No. 3 to Employment Agreement by and among OXiGENE and Mr. Citron dated as of October 22, 2008.

99.1	Press Release dated October 23, 2008, reporting appointment of Mr. Kollins as Chief Executive Officer of OXiGENE.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2008	OXiGENE, Inc.
/s/ James B. Murphy
By: James B. Murphy
Vice President and Chief Financial Officer

EXHIBITS

Exhibit Number	Description

10.1	Form of Indemnification Agreement between OXiGENE and its Directors.

10.2	OXiGENE, Inc. Amended and Restated Director Compensation Policy.

10.3	Separation Agreement between OXiGENE and Dr. Chin dated as of October 22, 2008.

10.4	Amendment No. 3 to Employment Agreement by and among OXiGENE and Mr. Citron dated as of October 22, 2008.

99.1	Press Release dated October 23, 2008, reporting appointment of Mr. Kollins as Chief Executive Officer of OXiGENE.